Exhibit 8.1
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Milan
July 25, 2011
Enduro Royalty Trust
919 Congress Avenue, Suite 500
Austin, Texas 78701

Re: Enduro Royalty Trust
Ladies and Gentlemen:
     We have acted as counsel to Enduro Royalty Trust, a Delaware statutory trust (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 15,180,000 units representing beneficial interests in the Trust (the “Trust Units”).
     This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Trust as to factual matters through a certificate of an officer of Enduro Resource Partners LLC, the trust grantor (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations concerning the business, properties and governing documents of the Trust, as set forth in the Trust’s Registration Statement on Form S-1 (File No. 333-174225), as amended as of the effective date thereof, to which this opinion is an exhibit (the “Registration Statement”), the Trust’s prospectus dated July 25, 2011 relating to the Trust Units (the “Prospectus”) and the Trust’s responses to our examinations and inquiries.
     In our capacity as counsel to the Trust, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.
     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any

July 25, 2011

other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus under the caption “Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.
     No opinion is expressed as to any matter not discussed herein.
     This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.
     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of the Trust Units in this offering.
     We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the use of our name under the caption “Federal Income Tax Consequences” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP LATHAM & WATKINS LLP